Exhibit 3.1

Guernsey Registry www.guernseyregistry.com Certificate of Registration Market Building PO Box 451, Fountain Street St. Peter Port, Guernsey, GY1 3GX Tel: +44 1481 743800 Fax: +44 1481 743801 Email: enquiries@guernseyregistry.com Signature: I hereby certify that the pursuant to section 85 of the Companies (Guernsey) Law 2008 that Alan Bougourd Registrar Friday, December 9, 2011 PLATMIN LIMITED Company Name: Registration Number: 54400 was registered on: Friday, December 9, 2011 09-Dec-2011 15:46:18

Guernsey Registry

Guernsey Registry

Market Building
PO Box 451, Fountain Street
St. Peter Port, Guernsey,
GY1 3GX
Tel: +44 1481 222800
Email: enquiries@guernseyregistry.com

wwwguernseyregistry.com

Certificate Of
Change of Name

I hereby certify that on Thursday, June 9, 2022 pursuant to section 25 of the Companies (Guernsey) Law 2008 Sedibelo Platinum Mines Limited, registration number 54400, changed its name to Sedibelo Resources Limited

Signature:

Helen Gains
Registrar

Thursday, June 9, 2022

Cutting edge technology with historic integrity

09-Jun-2022 0 9:52:41